Assurant Hosts Investor Day 2016
Provides Business Transformation Update and Financial Targets,
Expects to Return $1.5 Billion of Capital to Shareholders

NEW YORK, March 8, 2016—Assurant, Inc. (NYSE:AIZ) today will provide an update on the company’s business strategy to generate long-term, profitable growth and increase shareholder value at its Investor Day 2016 in New York City.

Strategic Multi-Year Transformation

Assurant President and CEO Alan B. Colberg and other company senior executives will discuss the progress in transforming the company into a leading provider of risk management solutions across its core Housing and Lifestyle business lines. The company is focusing on integrated risk solutions that combine specialty insurance offerings with fee-based services. These integrated solutions will drive greater diversification and support a more sustainable earnings stream long term.

“We are excited by our success thus far in transforming Assurant and by the significant opportunities that lie before us,” said Colberg. “We have made considerable progress during the past few years generating double-digit growth in target areas while divesting non-core assets.”

“This year, we are instituting a new operating model enterprise-wide to strengthen our customer value propositions while also realizing meaningful cost savings. We expect to largely complete our transformation in 2017, and to generate profitable growth by accelerating investments in targeted growth areas, driving further operating efficiencies and deploying additional capital to maximize shareholder value,” Colberg added.

Financial Targets

During the event, Assurant executives will discuss the company’s long-term plan to increase shareholder value by:

Growing net operating income (NOI) while diversifying the company’s sources of earnings within its Housing and Lifestyle businesses.

Increasing operating earnings per share long term, by an average of 15 percent annually, excluding catastrophe losses, through NOI growth and disciplined capital management.

Increasing operating return on equity (ex AOCI) by 2020 to at least 15 percent, reflecting NOI growth, a shift to more fee-based and capital-light businesses.

Through common stock dividends and additional share repurchases, the company expects to return a total of approximately $1.5 billion to its shareholders in 2016 and 2017.

“Our strong free cash flow generation and disciplined capital management strategy has funded investments in profitable growth opportunities and, since 2004, a 19 percent compounded annual growth in our common stock dividend and the repurchase of approximately 60 percent of our stock issued at the IPO,” Colberg continued. “Since 2004, we have returned a total of $4.4 billion to shareholders. We view returning capital to shareholders as a critical driver in creating shareholder value.”

Investor Day Webcast

A live webcast of the event will be held on March 8, 2016 at 9 a.m. ET. The live and archived replay of the presentations will be available through the Investor Relations section of Assurant’s website at www.assurant.com. Slides of the presentations will be posted for viewing shortly before the event begins.

Forward-Looking Statements
Some of the statements included in this news release, particularly those regarding our intent, belief or expectations, including, but not limited to, statements relating to the Company’s execution of its strategic plans and financial and capital goals, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this news release as a result of new information or future events or developments. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our 2015 Annual Report on Form 10-K, as filed with the SEC.

About Assurant

Assurant Inc. (NYSE: AIZ) is a global provider of risk management solutions, protecting where consumers live and the goods they buy. A Fortune 500 company, Assurant focuses on the housing and lifestyle markets, and is among the market leaders in mobile device protection; vehicle protection; pre-funded funeral insurance; renters insurance; lender-placed homeowners insurance; and mortgage valuation and field services. With approximately $30 billion in assets and $8 billion in annual revenue, Assurant serves 25 countries, while its Assurant Foundation works to support and improve communities. Learn more at assurant.com or on Twitter @AssurantNews.

Media Contact:
Vera Carley
Assistant Vice President, External Communication
Phone: 212.859.7002
vera.carley@assurant.com

Investor Relations Contact:
Suzanne Shepherd
Assistant Vice President, Investor Relations
Phone: 212.859.7062
suzanne.shepherd@assurant.com